EXHIBIT 16

                              TOTAL RETURN FORMULA

          P(1 + T )^n = ERV

Where:    P   = a hypothetical initial payment of $1,000
          T   = average annual total return
          n   = number of years
          ERV = ending redeemable value

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                    EXPLANATION OF TOTAL RETURN CALCULATION

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
====================================================================================================================================
             Initial      Sales    Initial Net     Number of        Share         Gross         Less      Recurring        Ending
             Payment     Charge*     Asset          Shares          Value       Redemption      (-)        Account       Redemption
                                     Value           Per                           Value                    Fees            Value
                                                   Initial
                                                   Payment
------------------------------------------------------------------------------------------------------------------------------------
Ten          $ 1,000     $ 47.50     $ 953          $ 128          $ 2,267        $ 2,267        --         NONE           $ 2,267
Year
------------------------------------------------------------------------------------------------------------------------------------
Five           1,000       47.50       953            127            1,381          1,381        --         NONE             1,381
Year
------------------------------------------------------------------------------------------------------------------------------------
One            1,000       47.50       953            119            1,214          1,214        --         NONE             1,214
Year
====================================================================================================================================

* Assumes initial sales load is deducted from the initial $1,000 payment.